UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2016, Vapor Corp. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. At the Special Meeting, the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1-for-10,000 and 1-for-20,000, such ratio to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”). The Board approved the Reverse Stock Split at a ratio of 1-for-20,000, such Reverse Stock Split to be effective at 5:00 pm EST on June 1, 2016.

On May 27, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which will effect the Reverse Stock Split on June 1, 2016 at 5:00 pm EST.

As a result of the Reverse Stock Split, every twenty thousand (20,000) shares of the Company’s issued and outstanding common stock, par value $0.0001 will be converted into one (1) share of common stock, par value $0.0001 reducing the number of issued and outstanding shares of the Company’s common stock from approximately five billion to approximately 250,000.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by twenty thousand, will have the number of post-reverse split shares of the Company’s common stock to which they are entitled rounded up to the next whole number of shares of the Company’s common stock. No stockholders will receive cash in lieu of fractional shares.

Pursuant to the terms of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Shares”), the conversion price at which Series A Preferred Shares may be converted into shares of common stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of common stock (including , in the case of the Series A Warrants, an adjustment to the Closing Bid Price formula for any cashless exercises which occur after the Reverse Stock Split but which reference to a pre-Reverse Stock Split Closing Bid Price), and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

The above description of the Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

The trading symbol for the common stock will be under “VPCOD.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 922099700.

Item 8.01 Other Events

On June 1, 2016, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vapor Corp.
99.1	Press release dated June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: June 1, 2016	By:	/s/ Jeffrey Holman
Jeffrey Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Vapor Corp.
99.1	Press release dated June 1, 2016